                                                                   EXHIBIT 10.11


                       AIRSPAN COMMUNICATIONS CORPORATION
                  1998 STOCK OPTION AND RESTRICTED STOCK PLAN

            (as amended by the board and shareholders May 24, 2000)

     Section 1.  Purpose.  The purpose of the Airspan Communications Corporation
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1998 Stock Option and Restricted Stock Plan (the "Plan") is to promote the interests of Airspan Communications Corporation, a Delaware corporation (the "Company"), and any Subsidiary thereof and the interests of the Company's stockholders by providing an opportunity to selected employees, officers and directors of the Company or any Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "non-qualified stock options" and/or "incentive stock options" to acquire the Common Stock of the Company and/or by the granting of Common Stock or rights to purchase the Common Stock of the Company on a "restricted stock" basis. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant "incentive stock options" within the meaning of Section 422(b) of the Code, "non-qualified stock options" as described in Treasury Regulation Section 1.83--7 or any successor regulation thereto, or "restricted stock" awards.

     Section 2.  Definitions.  For purposes of the Plan, the following terms
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used herein shall have the following meanings, unless a different meaning is clearly required by the context.

     2.1.  "Award" shall mean an award of Common Stock or the right to purchase
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Common Stock granted under the provisions of Section 7 of the Plan.

     2.2.  "Board of Directors" shall mean the Board of Directors of the
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Company.

     2.3.  "Code" shall mean the Internal Revenue Code of 1986, as amended.
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     2.4.  "Committee" shall mean the committee of the Board of Directors
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referred to in Section 5 hereof.

     2.5.  "Common Stock" shall mean the Common Stock, $.01 par value, of the
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Company.

     2.6.  "Employee" shall mean (i) with respect to an ISO, any person,
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including an officer or director of the Company, who, at the time an ISO is granted to such person hereunder, is employed on a full-time basis by the Company or any Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option and/or an Award, any person employed by, or performing services for, the Company or any Subsidiary of the Company, including, without limitation, directors and officers.

     2.7.  "ISO" shall mean an Option granted to a Participant pursuant to the
            ---
Plan that constitutes and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code.

     2.8.  "Non-Qualified Option" shall mean an Option granted to a Participant
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pursuant to the Plan that is intended to be, and qualifies as, a "non--qualified stock option" as described in Treasury Regulation Section 1.83--7 or any successor regulation thereto and that shall not constitute nor be treated as an ISO.

     2.9.  "Option" shall mean any ISO or Non--Qualified Option granted to an
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Employee pursuant to the Plan.

     2.10.  "Participant" shall mean any Employee to whom an Award and/or an
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Option is granted under the Plan.

     2.11.  "Parent of the Company" shall have the meaning set forth in Section
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424(e) of the Code.

     2.12.  "Subsidiary of the Company" shall have the meaning set forth in
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Section 424(f) of the Code.

     Section 3.  Eligibility.  Awards and/or Options may be granted to any
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Employee. The Committee shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO or an Award or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period. On and after the time that the Company becomes subject to Code Section 162(m), no Participant shall be granted Options and/or Awards under the Plan with respect to more than 1,000,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 8 hereof).

     Section 4.  Common Stock Subject to the Plan.
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     4.1.   Number of Shares.  The total number of shares of Common Stock for
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which Options and/or Awards may be granted under the Plan (as well as the total number of ISOs that may be granted hereunder) shall not exceed in the aggregate four million five hundred ninety-one thousand six hundred sixty-six (4,591,666) shares of Common Stock (subject to adjustment as provided in Section 8 hereof).

     4.2.   Reissuance.  The shares of Common Stock that may be subject to
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Options and/or Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option and/or Award granted under the Plan. If any shares of Common Stock acquired pursuant to an Award or the exercise of an Option shall be forfeited or repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

     4.3. Special ISO Limitations.
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     (a) To the extent that the aggregate fair market value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all Incentive Stock Option Plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, then the excess thereof shall be treated as a Non-Qualified Option and not as an ISO. This rule shall be applied by taking Options into account in the order in which they are granted.

     (b) No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless the option price is at least 110% of the fair market value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five years from the date it is granted.

     4.4. Limitations Not Applicable to Non-Qualified Options or Awards.
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Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option or Award granted under the Plan.

     Section 5.  Administration of the Plan.
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     5.1. Administration.  The Plan shall be administered by a committee of the
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Board of Directors (the "Committee") established by the Board of Directors and consisting of no less than two persons. From and after the time that any equity securities of the Company become registered or required to be registered under
Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"), all members of the Committee shall be both "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Code Section 162(m). The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

     5.2. Grant of Options/Awards.
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     (a)  Options.  The Committee shall have the sole authority and discretion
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under the Plan (i) to select the Employees who are to be granted Options hereunder; (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be issued under each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Employee may pay all or part of the exercise price by entering into a promissory note with the Company, or circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan.

     (b)   Awards. The Committee shall have the sole authority and discretion
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under the Plan (i) to select the Employees who are to be granted Awards hereunder; (ii) to determine the amount, if any, to be paid by a Participant to acquire shares of Common Stock pursuant to an Award; (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which the shares of Common Stock subject to an Award are to become vested and no longer subject to forfeiture to and/or repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to shares of Common Stock acquired pursuant to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including, without limitation, vesting provisions which may be contingent upon (A) the Company meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which any shares of Common Stock acquired pursuant to an Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired pursuant to an Award may be subject to the Company's right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including the circumstances under which the Company's issued and outstanding shares of Common Stock may be used by a Participant to purchase the Common Stock subject to an Award); (x) to accelerate time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan.

     5.3.  Interpretation.  The Committee shall be authorized to interpret the
           --------------
Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

     5.4.  Finality.  The interpretation and construction by the Committee of
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any provision of the Plan, any Option and/or Award granted hereunder or any agreement evidencing any such Option and/or Award shall be final and conclusive upon all parties.

     5.5.  Voting.  Members of the Committee may vote on any matter affecting
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the administration of the Plan or the granting of Options and/or Awards under the Plan.

     5.6.  Expenses, Etc.  All expenses and liabilities incurred by the
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Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

     5.7.  Indemnification.  Neither the members of the Board of Directors nor
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any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Options or Awards granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law.

    Section 6.  Terms and Conditions of Options.
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     6.1.  ISOs.  The terms and conditions of each ISO granted under the Plan
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shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an "incentive stock option" as defined in Section 422(b) of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

     The terms and conditions of each ISO shall include the following:

     (a) The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the fair market value of the shares of Common Stock subject to the ISO on the date the ISO is granted. For purposes of the Plan, the fair market value per share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of the shares of Common Stock subject to an Option on the date the ISO is granted shall be the fair market value thereof determined in good faith by the Board of Directors. The fair market value of Common Stock subject to an ISO shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     (b) ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during an Optionee's lifetime, an ISO shall be exercisable only by the Optionee.

     (c) All ISOs must be granted within 10 years of the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company. The Committee shall fix the term of all ISOs granted pursuant to the Plan (including the date on which such ISO shall expire and terminate), provided, however, that such term shall in no event exceed ten years from the
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date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

     (d) To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any "disqualifying disposition" of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

     (e) In the sole discretion of the Committee the terms and conditions of any ISO may (but need not) include any of the following provisions:

           (i) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis for any reason other than as a result of his death or "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within three (3) months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

           (ii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full--time basis by reason of his "disability" (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

           (iii) In the event a Participant shall die while in the full-time employ of the Company or a Parent or Subsidiary of the Company (or within a period of three (3) months after ceasing to be an Employee for any reason other than his "disability" or within a period of one year after ceasing to be an Employee by reason of such "disability"), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant's death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant's estate or by any person amish persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

     (f) No Option granted hereunder shall qualify as an ISO unless the Plan is approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board of Directors.

     6.2.  Non-Qualified Options.  The terms and conditions of each Non-
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Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option Agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422(b) of the Code but will be a "non-qualified stock option" for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

     The terms and conditions of each Non-Qualified Option Agreement shall include the following:

     (a) The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted, provided, however, that the option (exercise) price
                             --------  -------
shall not be less than the par value of such shares of Common Stock.

     (b) The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non--Qualified Option shall expire and terminate). Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including provisions governing the rights to exercise such Non--Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

     (c) Except as otherwise provided in an individual Option Agreement, Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, or a domestic relations order, and during a Participant's lifetime a Non-Qualified Option shall be exercisable only by the Participant or an alternate payee under a domestic relations order.

     (d) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company (including, with prior Committee approval, use of a promissory note in favor of the Company) regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

     Section 7.  Terms and Conditions of Awards.  The terms and conditions of
                 ------------------------------
each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Committee shall approve. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

     The terms and conditions of each Award shall include the following:

     (a) The amount, if any, to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Board of Directors (or the Committee).

     (b) Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

     (c) Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to the restrictions imposed on such Stock and such other matters as the Committee may determine.

     (d) To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, or in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

     Section 8.  Adjustments.  In the event that, after the adoption of the Plan
                 -----------
by the Board of Directors, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that
                                                         --------  -------
the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs; (ii) the number of shares of Common Stock to be acquired pursuant to an Award which have not become vested, and (iii) the number of shares of Common Stock for which Options and/or Awards may be granted under the Plan, as set forth in Section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of the Plan. The number of shares authorized in Section 4.1 reflects the three-for-one reverse split of the common stock effected in May 2000.

     Section 9.  Effect of the Plan on Employment Relationship.  Neither the
                 ---------------------------------------------
Plan nor any Option and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant's employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

     Section 10. Amendment of the Plan.  The Committee or Board of Directors
                 ---------------------
may amend or suspend the Plan or any portion thereof at any time, provided such amendment is made with stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including for these purposes any approval which is a requirement for ISO treatment or, if applicable once any equity securities of the Company become registered under Section 12 of the Exchange Act, for exemptive relief under Section 16(b) of the Exchange Act or which is a requirement for the performance-based compensation exception under Code Section 162(m). The Committee in its sole discretion may amend the Plan so as to conform with local rules and regulations subject to any provisions to the contrary specified herein.

     Section 11. Amendment of an Option or Award Agreement.  In its sole and
                 -----------------------------------------
complete discretion, the Committee may at any time amend any Option or Award Agreement for the following reasons: (i) additions and/or changes to the Code, any federal or state securities law, or other law or regulations applicable to the Option or Award, are made, and such additions and/or changes have some effect on the Option or Award; or (ii) any other event not described in clause
(i) occurs and the Participant gives his or her consent to such amendment, provided however, except for capital adjustments described in Section 8, the Committee may not reduce the exercise price of an Option or Award.

     Section 12. Exemption from Computation of Compensation for Other Purposes.
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By acceptance of an applicable Option or Award, subject to the conditions of such Option or Award, each Participant shall be considered in agreement that all shares sold or awarded and all Options granted under this Plan shall be considered special incentive compensation and will be exempt from inclusion as "wages" or "salary" in pension, retirement, life insurance, and other employee benefits arrangements of the Company, except as determined otherwise by the Company. In addition, each beneficiary of a deceased Participant shall be in agreement that all such Options and Awards will be exempt from inclusion in "wages" or "salary" for purposes of calculating benefits of any life insurance coverage sponsored by the Company.

     Section 13. Listing, Registration and Other Legal Compliance.  No Options,
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Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel to the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Any certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Agreement or otherwise) for (a) the making of any Option or Award, or the making of any determination,
(b) the issuance or other distribution of Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Option or Award, any law, rule, regulation, or other requirement of any governmental authority or agency shall require the Company, any affiliate, or any Participant (or any estate, designated beneficiary, or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken.

     Section 14.  Rights as Stockholder.  Subject to the Award provisions, no
                  ---------------------
Participant or beneficiary shall be deemed a stockholder of the Company nor have any rights as such with respect to any shares to be provided under the Plan until he or she has become the holder of such shares. Notwithstanding the aforementioned, with respect to restricted stock Awards under this Plan, the Participant or beneficiary of such Award shall be deemed the owner of such shares provided herein. As such, unless contrary to the provisions herein or in any such related Agreement, such stockholder shall be entitled to full voting, dividend and distribution rights as provided any other Company stockholder for as long as the Participant continues to be deemed the owner of such stock.

     Section 15.  Construction of the Plan.  The Plan, and its rules, rights,
                  ------------------------
agreements and regulations, shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of Delaware. In the event any provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof

     Section 16.  Termination of the Plan.  The Board of Directors may terminate
                  -----------------------
the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option and/or Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option and/or Award theretofore granted under the Plan.

     Section 17.  Effective Date of the Plan.  The Plan shall be effective as of
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1st February, 1998, the date on which the Plan was adopted by the Board of Directors of the Company.

                                    * * * *

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this Company's confidential treatment request.


                            [EIRCOM PLC LETTERHEAD]

                                                        Date: 23 December 1999

ENGINEERING ORDER NO  EO 8022
(To be quoted on each Invoice)

TO:     Airspan Communications Ltd.,
        Cambridge House, Oxford Road,
        Uxbridge, Middlesex UB8 1UN, U.K.

I hereby accept, on behalf of Eircom plc, your Tender
Dated the 19th day of January 1999
For the work hereunder mention, to be proceeded with  AS AGREED
                                       And completed  WITH ENGINEER

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On the completion of any portion of the work, or on payment becoming due under the terms of the tender or specification, a PRICED INVOICE (in the name of Eircom plc) shall be sent IN DUPLICATE to Eircom plc at the following address Eircom plc,
Engineering Contracts Section,
Room 3.69, Block C,
St. Stephen's Green West, Dublin 2.

------------------------------------------------------------------------------

Description of work


                       NARROW BAND FIXED WIRELESS ACCESS.

Supply, install and commission FWA equipment for 39 base stations, as detailed in the attached Ordering Schedule, in accordance with your Tender dated 19th January 1999, for a total amount of EURO * , fixed price, delivered DDP to site, exclusive of duties and VAT, and subject to the general terms and conditions of Engineering Order No EO 7856.




/s/ A. Kane
----------------------------
A. Kane
Chief Executive,
Eircom Plc.



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                        EIRCOM DETAILED ORDER SCHEDULE

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 Supplier        AIRSPAN
 Quote ref       98052
 Date            10 Dec. 99
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 Freq selected   3.4-3.6 GHz Plan 1
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Item                                  Qty     Price()         Extended Price()
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ST
  R1 1-line 64k & 32k POTS
   internal plastic Subs
   Terminal, Ext Antenna,
   PSU, batteries and cable            *         *                   *
  B1 ISDN 2B+D internal Subs
   Terminal, Ext Antenna,
   PSU, batteries and cable            *         *                   *
    Total ST                                                         *
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CT & AC Racks
  CT Rack with combiner &
   2 DA shelves                        *         *                   *
  Basic RF plug in set for
   CT (PA+MON+2PSU+DIPLNA)             *         *                   *
  Full redundant DA Card
   set for 1 rf channel
   (rf+AU+TU+SC+2PSU+6Modem)           *         *                   *
  AC Rack with alarm &
   1 AC shelf                          *         *                   *
  Basic AC Card Set
   (64kbit/s)(2PSU+SC+CTU+XTU)         *         *                   *
  AC XTU card                          *         *                   *
  AC CTU card                          *         *                   *
    Total CT & AC Racks                                              *
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Test Equipment
  Level control unit, cables
   and splitters-Commissioning
   Equipment                           *         *                   *
    Total test equipment                                             *
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Antenna Modules
  Omni Antenna System, including
   feeder and install kit              *         *                   *
  Directional Antenna System,
   including feeder and install kit    *         *                   *
    Total Antenna Modules                                            *
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Software
  Sitespan hardware                    *         *                   *
  Sitespan main Licence                *         *                   *
  Sitespan Shelf Licence               *         *                   *
  Sitespan Starter Licence
   (s/w licence for up to
   qty 4 CT shelves)                   *         *                   *
  V5.1 licence per 1000 subs           *         *                   *
    Total Software                                                   *
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Installation, Commissioning &
 Documentation                         *         *                   *
  Documentation set (Paper)            *         *                   *
  Documentation set (CD ROM)           *         *                   *
  CT Rack Installation &
   Commissioning (Includes
   Site Survey and Drawings)-
   1 Shelf                             *         *                   *
  CT Rack Installation &
   Commissioning (Includes
   Site Survey and Drawings)-
   2 Shelves                           *         *                   *
  AC Rack Installation (Includes
   Site Survey and Drawings)-
   1 Shelf                             *         *                   *
  CT Antenna Installation &
   Commissioning-Omni Site             *         *                   *
  CT Antenna Installation &
   Commissioning-Directional,
   2 or 3 Sectors                      *         *                   *
    Total-Installation,
     Commissioning &
     Documentation                                                   *
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        Total                                                        *
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Notes

  Please note that prices are DDP (Delivery, Duty Paid) to site.



References                                      Ref
  Airspan Proposal                                      98052
  Order Number                                          nnnn
  Commercial Terms & Conditions-
    See document Ref:                                   xxxxxx
  Airspan Contact:
    Simon J Crouch, Phone +44 1895 467156



[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.